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                                WAIVER AGREEMENT


         THIS WAIVER AGREEMENT (the "Agreement") is made and entered into as of the 14th day of June, 1996 between TEXFI INDUSTRIES, INC., a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS SIGNATORY HERETO (collectively, the "Lenders") NATIONSBANK, N.A., a national banking association, as Agent and NATIONSBANC COMMERCIAL CORPORATION, as Disbursing Agent (collectively, the "Agents").


                            THE STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agents are parties to a certain Credit Agreement dated as of March 15, 1996, as heretofore amended (as so amended, the "Credit Agreement", pursuant to which the Lenders have agreed to make, and have made, certain Loans to the Borrower. The Lenders have agreed to waive compliance by the Borrower with certain of the covenants contained in the Credit Agreement, all as more particularly set forth herein.

         NOW THEREFORE, in consideration of the premises and other good and value consideration, the parties do hereby agree as follows:

I.       WAIVER.

         The Lenders hereby waive compliance by the Borrower with Section 9.3 of the Credit Agreement as of May 3, 1996, the end of the second quarter of the Borrower's 1996 fiscal year and compliance by the Borrower with Section 9.4 through the penultimate day of the third quarter of Borrower's 1996 fiscal year.

II.      CONFIRMATION.

         To induce the Lenders and the Agents to execute this Waiver, the Borrower hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct as of the date hereof and that after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement. The Borrower hereby represents and warrants that as of the date hereof there are no claims or counterclaims to its obligations under the Credit Agreement or any other Loan Document.

III.     GENERAL PROVISIONS.

         1. Limited Waiver. Except as expressly provided herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or (ii) to prejudice any other right or rights which the Agents or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.



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         2.       Counterparts.     This Agreement may be executed by one or
more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         3. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit
Agreement.

         4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       BORROWER:

                                       TEXFI INDUSTRIES, INC.


                                       By: /s/______________________
                                           Name:  Dane L. Vincent
                                           Title: V.P., CFO & Treasurer



                                       LENDERS:

                                       NATIONSBANK, N.A.


                                       By: /s/______________________
                                           Name:  Joseph R. Netzel
                                           Title: Vice President


                                       MELLON BANK, N.A.


                                       By: _________________________
                                           Name:____________________
                                           Title: __________________


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By: /s/______________________
                                           Name:  William C. Purinton
                                           Title: Vice President







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                                       CORESTATES BANK, N.A.


                                       By: /s/______________________
                                           Name:  Marcus F. Brown
                                           Title: V.P.


                                       FLEET BANK, NATIONAL ASSOCIATION


                                       By: /s/______________________
                                           Name:  Jody L. Gorin
                                           Title: Vice President


                                       NATIONAL BANK OF CANADA


                                       By: /s/_________     /s/_________
                                           Name:  C. COLLIE   ALEX M. COUNCIL IV
                                           Title: VP & MGR    VICE PRESIDENT




                                       AGENT:

                                       NATIONSBANK, N.A.



                                       By: /s/______________________
                                           Name:  Joseph R. Netzel
                                           Title: Vice President




                                       DISBURSING AGENT:

                                       NationsBanc Commercial Corporation


                                       By: /s/______________________
                                           Name:  Kenneth D. Frasier
                                           Title: Vice President






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